Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Plan Administrator of the
Cincinnati Bell Retirement Savings Plan

We consent to the incorporation by reference in Registration Statement No. 333-192225 of Cincinnati Bell Inc. on Form S-8 of our report dated June 24, 2016 appearing in this Annual Report on Form 11-K of Cincinnati Bell Retirement Savings Plan for the year ended December 30, 2015.

/s/ Barnes, Dennig & Co., LTD
Cincinnati, Ohio
June 24, 2016